Exhibit 10.31

KEC contract reference number: KEC/TIMESEX/CON/2023001

SERVICES AGREEMENT

This Services Agreement (the "**Agreement**") is made on 1st January 2023.

Between:

(1) **TIMES EXPRESS LIMITED,** a company incorporated under the laws of Hong Kong with its registered office at 17/F, Chinabest International Centre, 8 Kwai On Road, Kwai Chung, N.T., Hong Kong ("**Service Provider**"); and

(2) **KERRY ECOMMERCE LIMITED**, a company incorporated under the laws of Hong Kong with its registered office at 16/F, Kerry Cargo Centre, 55 Wing Kei Road, Kwai Chung, New Territories, Hong Kong ("**Company**").

(Service Provider and Company shall be collectively referred to as the "**Parties**" and individually as a "**Party**")

NOW THEREFORE, in consideration of the mutual promises and covenants between them, the parties hereby agree as follows:

1. **SERVICES**

1.1 Service Provider agrees provide logistics services to Company and/or its customers as may be required by Company from time to time (the "**Services**"), which shall include but not limited to:

(a) parcel sortation service, transport services between China and Hong Kong and so on

(b) linehaul service， Customs clearance service and lastmile delivery service

1.2 Details of the Services and relevant service fees for individual project shall agreed by both Parties in writing from time to time.

2. **TERM**

The initial term of this Agreement shall be a period of one (1) year commencing from the date of this Agreement (the "**Initial Term**"). Thereafter, this Agreement shall automatically renew for additional one (1) year terms (the "**Renewal Term(s)**") unless either party elects not the renew by giving the other party at least thirty (30) days written notice prior to the end of the Initial Term of any Renewal Term (all Renewal Terms, together with the Initial Term, hereinafter the "**Term**").

3. **FEES**

3.1 Service Provider's fees for the Services shall be agreed by the Parties in writing from time to time.

3.2 Service Provider shall submit its invoice accompanied by the necessary supporting documents in such format and manner as may be mutually agreed.

3.3 The Company shall be primarily liable for the payment of all Fees whether the same or any of them are to be pre-paid or to be collected.

3.4 All Fees shall be paid by the Company within thirty (30) days of the date of the invoice without any set-off, counterclaim, deduction or stay of execution. On all amounts overdue to Service

Provider, Service Provider shall be entitled to interest at the rate of 2% per annum calculated from the due date of the invoice until the date of payment.

4. COMPANY'S OBLIGATIONS

4.1 The Company hereby :-

(a) represents and warrants that descriptions and particulars of the goods furnished by the Company including, without limitation, weight, content, measure, quantity, quality, condition, marks, numbers and values are correct and sufficient and are in such format as Service Provider may reasonably request;

(b) represents and warrants that the goods are securely and properly packed in the appropriate package or cargo unit;

(c) agrees to, within the reasonable time stipulated by Service Provider, supply Service Provider with all necessary and/or relevant information to enable Service Provider to perform the Logistics Services.

(d) agrees to keep Service Provider fully informed of any particular risk relating to the goods and, including, without limitation, their possible deterioration or damage or their hazardous nature or likelihood to contaminate or otherwise affect other goods, property, persons and/or the environment;

(e) agrees to pay and discharge forthwith all government charges, duties, levies, tariffs or taxes which are levied against any of the goods; and

(f) agree to comply with applicable government requirements and/or the laws and/or regulations that may apply to the goods.

5. SERVICE PROVIDER'S OBLIGATIONS

5.1 Service Provider shall use all reasonable skills, diligence and endeavours to provide the Services in accordance with the terms and conditions of this Agreement.

5.2 The responsibility of Service Provider for the performance of the Services shall be limited to that part when Service Provider takes possession of the goods for the performance of the Services up to the completion of the Services.

5.3 Unless otherwise specifically provided, time shall not be of the essence of this Agreement.

6. LIABILITY

6.1 Unless otherwise agreed by both parties in writing, Service Provider's liability shall be subject to limits stipulated under KLN's Standard Trading Terms and Conditions published on https://www.kerrylogistics.com/en/legal/trading-terms.

6.2 In no event shall either party be liable for any indirect, incidental, consequential, punitive, special or other similar damages howsoever caused, including, without limitation, any damages resulting from loss of use, loss of data, loss of profits or loss of business, whether or not due to the default or negligence of the party, and regardless of whether it is advised of the possibility of such damages or losses.

6.3 In addition to every exemption or immunity whatsoever that Service Provider is entitled to be benefited under this Agreement, Service Provider shall in any event and in all cases whatsoever be relieved of liability for any loss or damage if such loss or damage was caused by or resulted from:

(a) the wrongful act or neglect of the Company;

(b) compliance with the instructions of the Company and/or any person entitled to give them;

(c) wrongful, false, incorrect, inaccurate or insufficient description of goods or other particulars declared by the Company of the goods;

(d) lack of, insufficiency of, or defective condition of packing in case of the goods, which by their nature, are not properly packed;
(e) handling, loading, stowage, or unloading of the goods by the Company;
(f) inherent vice and/or ordinary wear and tear of the goods;
(g) lack of, insufficiency or inadequacy of, marks or numbers of the goods, coverings or unit loads;
(h) pre and post-Services loss and/or damage;
(i) force majeure event;
(j) fire, unless caused by the actual fault or privity of Service Provider;
(k) saving or attempting to save life or in avoidance of any risk during performance of the Services;
(l) any cause or event which Service Provider could not avoid and the consequences whereof it could not prevent by the exercise of reasonable diligence.

7. TERMINATION

7.1 Either party may terminate this Agreement by giving one (1) month's prior notice in writing to the other party.

7.2 Notwithstanding the aforesaid, either party may terminate this Agreement forthwith by written notice to the other party in the event of the following:
(a) the other party is in material breach of its obligations under this Agreement and fails to remedy the breach (if capable of remedy) within thirty (30) days after receipt of written notice requiring it to remedy; or
(b) a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, reorganization, reconstruction, dissolution or bankruptcy of the other party or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the other party or of all or any part of its business or assets.

8. COMPLIANCE WITH LAWS AND ANTI-BRIBERY PROVISIONS

8.1 Each Party shall comply with all applicable laws and regulations.

8.2 Each Party warrants to each other that it will not, directly or indirectly make any payment, gift or other commitment to its customers, to government officials or to agents, directors and employees of the other Party and their affiliates, or any other party in a manner contrary to applicable laws, and shall comply with all relevant laws, regulations, ordinances and rules regarding bribery and corruption.

9. INDEPENDENT CONTRACTOR.

It is expressly understood and agreed to between the Parties that Service Provider shall be an independent contractor, and that Service Provider shall not be considered the employee or agent of the Company. Service Provider, as an independent contractor, shall determine the method, means and manner of performing its duties under this Agreement.

10. FORCE MAJEURE.

10.1 If either Party is affected by Force Majeure, it shall forthwith notify the other Party in writing of the nature and extent thereof and to provide detail information and relevant evidence.

10.2 Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other Party, by reason of any delay in performance or non-performance of any of its obligation hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other Party; and the time for performance of that obligation shall be extended accordingly.

10.3 The Party claiming Force Majeure shall take appropriate measures to minimize or remove the effects of Force Majeure and, within the shortest possible reasonable time, resume performance of the obligation affected by the event of Force Majeure.

10.4 If the Force Majeure prevails for a continuous period in excess of three (3) months, the Parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

10.5 For the purpose of this Agreement, "Force Majeure" means in relation to either Party, any circumstances that are (i) beyond the reasonable control of the Party claiming Force Majeure, (ii) reasonably unforeseeable and (iii) of such a nature as to prevent or prohibit that Party's performance (including, without limitation, any of the following: fire, flood, epidemic, earthquake, storm, tidal wave or other acts of nature; riot, war, hostility, public disturbance or acts of public enemies; strike, lock-out or other form of industrial action or work stoppages or individual actions; prohibitions by or acts of governments or public agencies; and failure or interruption of public transportation or other utilities).

11. NOTICE OF LOSS AND/OR DAMAGE

11.1 Service Provider shall be deemed prima facie to have performed the Services for the Goods, unless written notice of loss or damage and the general nature of such loss or damage has been given to or served on the Service Provider or to its representative at the delivery address before or at the time of removal of the goods in the custody of The Company or the person entitled to delivery thereof or, if the loss or damage is not apparent, within three (3) consecutive days of delivery.

11.2 Service Provider shall be discharged from all liability whatsoever in respect of the goods unless suit is brought in the proper forum and written notice thereof received by Service Provider within one (1) year of their delivery or the date when the goods should have been delivered or the commencement of the cause of lost and/or damage or the expiration or sooner termination of the Services whichever is the earlier.

12. GENERAL PROVISIONS

12.1 The rights and liabilities set forth in this Agreement shall inure to the benefit of and be binding on the Parties and their respective successors and assigns.

12.2 Neither Party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other Party.

12.3 This Agreement, including the appendices attached thereto, may only be amended by a document or instrument which is executed by the authorised representatives of the Parties.

12.4 This Agreement, together with any schedules hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all previous agreements and understandings between the Parties with respect thereto.

12.5 No failure or delay in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same precludes any further exercise thereof or the exercise of any other rights, powers or remedies. The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law.

12.6 In the event of any part of this Agreement being or becoming void, illegal or unenforceable, that part shall be severed from this Agreement to the extent that all the remaining parts shall remain in full force and be unaffected or impaired thereby.

12.7 Except as set out in this Agreement, a person who is not a party to this Agreement shall have no right to enforce any provision of this Agreement under the Contracts (Right of Third Parties) Ordinance.

13. GOVERNING LAW AND JURSIDCTION

This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong and the Parties agree to submit to the exclusive jurisdiction of the courts of Hong Kong.

KEC contract reference number: KEC/TIMESEX/CON/2023001

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorised representatives:

SIGNED by Ben Cheung)
)
for and on behalf of) */s/ Ben Cheung*
TIMES EXPRESS LIMITED)

SIGNED by Kevin Lam)
)
for and on behalf of) */s/ Kevin Lam*
KERRY ECOMMERCE LIMITED)

KEC contract reference number: KEC/TIMESEX/CON/2023001

SCHEDULE 1

SERVICES AND RATES